Dividend Capital Diversified Property Fund Inc. Form 10-Q
Exhibit 32.2
Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350
I, M. Kirk Scott, as Chief Financial Officer of Dividend Capital Diversified Property Fund Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 11, 2017

/s/ M. KIRK SCOTT
Name:	M. Kirk Scott
Title:	Chief Financial Officer and Treasurer